UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AOL Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 24, 2012, AOL Inc. made available the following presentation materials and used them in a meeting with Institutional Shareholder Services Inc.

AOL Inc.

MAY 2012

Forward-Looking Statements

This presentation may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as "anticipates," "estimates," "expects," "projects," "forecasts," "intends," "plans," "will," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management's current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the "Risk Factors" section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Annual Report"), filed with the Securities and Exchange Commission. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management's expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the "Risk Factors" section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9) decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of "cyber-warfare" or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as to factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.

Additional Information

In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL's 2012 Annual Meeting of Stockholders. The proxy statement contains important information about AOL and the 2012 Annual Meeting. In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders. In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting. These documents are available free of charge at the SEC's website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com). The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL's stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

Executive Summary

We believe:

- AOL's stock is a top performing stock in our industry year-over-year and year-to-date
- AOL's stock is up 166% since its low as a direct result of the actions taken by AOL's management and Board
- AOL has made significant operational and financial progress since spinning off from Time Warner only two and a half years ago
- AOL has a clear, concise, and publicly communicated growth strategy and is on track to meet our strategic goals
- AOL's Board nominees are diverse and have significant operational, financial and public board experience in AOL's areas of strategic focus
- The dissident slate does not have a long-term strategy or relevant industry experience
- All of AOL's senior management and directors own stock in the company and AOL's Chairman and CEO is the single largest individual investor in the company

AOL Inc.

Shareholder Value

Strategy

Execution

Governance

AOL Inc.

Shareholder Value

Strategy

Execution

Governance

AOL's stock has significantly outperformed the major indices over the last twelve months and since AOL's August low

AOL actions have helped; Starboard's have hindered

AOL +166% Since August 2011 | **AOL +39%** over last twelve months



275.0%
250.0%
225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
8/10/11
10/6/11
12/2/11
1/28/12
3/25/12
5/22/12
8/11: AOL authorizes $250 MM share repurchase Shares up 12%.
8/9: Q2 earnings Lowered guidance. Shares down 26%.
12/21: Starboard sends 1st public letter to AOL BOD. Shares up 2%.
11/2: Q3 earnings beat. Shares up 12.5%
2/24: Starboard nominates 5 directors. Shares fall 1%.
2/1: Q4 earnings beat. Shares up 10%.
4/10: Starboard sends public letter to AOL voicing concerns around AOL's poor track record of capital allocation. Shares fall 6%.
3/30: Starboard sends public letter to AOL following rumors AOL hired Evercore. Shares fall 2%.
2/16: Starboard files 5% ownership. Stock flat.
5/9: Q1 earnings beat, guidance, 100% of patent proceeds to shareholders, Patch to 2012 run-rate profitability. Shares up 3.5%.
4/9: $1.1B Patent agreement with MSFT. Shares up 43%.
266.1%
119.2%
116.4%
AOL
S&P Mid Cap 400
NASDAQ Composite

Source: FactSet 5/22/12

AOL's stock has significantly outperformed our peers over the last twelve months and since AOL's August low

AOL actions have helped; Starboard's have hindered

AOL +166% Since August 2011 | AOL +39% over last twelve months



275.0%
250.0%
225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
8/10/11
10/6/11
12/2/11
1/28/12
3/25/12
5/22/12
266.1%
113.2%
AOL
Online Peers (1)

Source: FactSet 5/22/12

(1) Online Peers are market value weighted and include US companies with market values greater than $500 million in the FactSet defined industries of Internet Software/Services and Internet Retail

We believe AOL's share price outperformance is being driven by 6 things

1. Improved operational performance which has led to beating Wall Street expectations in each of the last three quarters

2. 2012 Adjusted OIBDA guidance released on May 9, 2012 that was approximately $40 million or 13% ahead of Wall Street's previous consensus

3. The announcement of a $250 million share repurchase authorization on August 11, 2011 and the subsequent repurchase of 14% of the shares outstanding

4. The announced $1.056 billion patent transaction with Microsoft and AOL's commitment to return 100% of the proceeds of the transaction

5. AOL's commitment to bring Patch to run rate profitability by Q4 2013

6. AOL's commitment to return to Adjusted OIBDA growth in 2013

AOL reduced its shares outstanding by 14% since 2009

Reducing shares outstanding

Shrinking equity creates leverage to the upside for shareholders


(Shares Outstanding In Millions)
110
105
100
95
90
85
107
94
December 2009
May 2012

At very attractive prices

Shares repurchased at very attractive prices


$30
$25
$20
$15
$10
$5
$0
$14.11
$27.20
Avg. Repurchase Price
Price at 5/22/12

We believe shrinking equity at very attractive prices creates significant future leverage for shareholders

$1 Billion Cash Return to AOL Shareholders

Patent transaction represented 60% of AOL's market cap on the day of the transaction

- AOL Shareholders to receive 100% of proceeds of the $1.056 billion patent transaction
- 60% of the pre-announcement market cap returned to shareholders
- AOL Board & management started process prior to shareholder activism and was delayed by activism
- Transaction structured tax efficiently



($'s in Billions)
1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
$1.7
$1.056
AOL Market Cap Day Before Patent Transaction
Patent Sale Proceeds

AOL hired advisors and initiated the process to realize the value of its non-strategic patents in July 2011, five months before Starboard's first letter

- In a nine page letter to AOL's Board that was leaked to the Wall Street Journal prior to its delivery to AOL's Board on December 21, 2011, the word **PATENT** was not mentioned once
- The first time Starboard mentioned the word **PATENT** in a letter to AOL was on February 24, 2012 after AOL's process had already begun
- We believe Starboard's December 21 letter delayed the process



December 21, 2011

Tim Armstrong
Chairman and CEO
AOL Inc.
770 Broadway
New York, NY 10003

CC: Board of Directors
Richard L. Dalzell
Karen E. Dykstra
Alberto Ibargüen
Susan M. Lyne
Patricia E. Mitchell
Frederic G. Reynolds
James R. Stengel

Dear Tim,

Starboard Value LP, together with its affiliates ("Starboard"), currently owns approximately 4.5% of the outstanding shares of AOL Inc. ("AOL" or "the Company"), making us one of the Company's largest shareholders. Over the past several months, we have conducted extensive due diligence on AOL and each of its business units and have concluded that substantial and actionable opportunities exist to dramatically enhance shareholder value at AOL. In this letter, we outline our concerns and hope to have the opportunity to engage with you and the Board of Directors (the "Board") to discuss our vision for AOL and what should be changed so that the Company can capitalize on its inherent strengths and deliver significant value to its shareholders.

By way of background, Starboard is an investment management firm that seeks to invest in undervalued and underperforming public companies. Our approach to such investments is to actively engage and work closely with management teams and boards of directors in a constructive manner to identify and execute on opportunities to unlock value for the benefit of all shareholders. Our principals and investment team have extensive experience and a successful track record of enhancing value at portfolio companies through a combination of strategic refocusing, improved operational execution, more efficient capital allocation, and stronger management focus.

Executive Summary

Based on our detailed research and analysis conducted to date, we firmly believe that AOL is deeply undervalued. At the current price, we believe that AOL's market value reflects only the value of the Company's highly profitable Access business and its net cash position. This implies that investors are ascribing no value to AOL's media assets.

AOL's management & Board have already made significant commitments to shareholders

- AOL has committed to returning 100% of the proceeds from the patent transaction to shareholders, representing over $1 billion (approx. 60% of AOL's market capitalization at the time of the transaction)
- AOL provided 2012 Adjusted OIBDA guidance of $350 Million(1) up from 2012 Wall Street consensus of $310 Million(2)
- AOL has committed to getting Patch to run-rate profitability by Q4 2013
- AOL has committed to organizing AOL's operations by, and reporting on, segments
- AOL's Board has committed to adding two new, high quality, independent directors to its Board in consultation with all shareholders

We expect the AOL Board's track record of shareholder value creation over the past two and a half years to continue

(1) Excludes expenses related to the proxy contest with Starboard and related to the patent transaction
(2) Please see appendix for reconciliations of all Non-GAAP to GAAP measures

Independent, shareholder friendly and directly aligned corporate governance structure

THE AOL BOARD BRINGS FRESH PERSPECTIVE …

Average Board tenure is **less than 3** years

Independence	• 7 out of 8 independent directors • All committees are 100% independent directors • Lead independent director • Independent directors meet in executive session without management present
Responsiveness	• All directors elected annually • No supermajority merger requirement • No shareholder rights plan
Strong board alignment with target market	• Highly diverse board with 3 female members of 8 • Significant female marketing experience • Significant journalism, media and content experience
Significant insider ownership	• Rigorous stock ownership guidelines for directors and senior executives • All directors and executive officers own AOL stock + Beneficially hold almost 5% + Most shares purchased in the market
Performance incentives	• Over 70% of CEO's new equity compensation arrangement is "at risk" and pays out only upon achievement of increased stock price performance • Clawback policy • Policy prohibiting hedging by employees • Equity plans prohibit share recycling and re-pricing for option/SARs

AOL Inc.

Shareholder Value

Strategy

- CONTENT
- ADVERTISING
- LOCAL
- AOL SERVICES

Execution

Governance

Aol.

AOL's operations

CONTENT BRANDS	Continue Building Digital Brands to Provide Consumers With Unique Experiences at Scale • 80/80/80 Strategy • Destination Brands in Key Categories e.g., News, Tech, Auto, Style, Entertainment • Enhanced Consumer Experience e.g., Project Devil
ADVERTISING	Leverage Brand Portfolio to Attack High Revenue Growth Markets • Video & Brand Advertising • Local & Local Commerce • End-to-End Solutions for Advertisers and Publishers
AOL SERVICES	Improve and leverage the AOL brand and services • Continue to improve and update AOL's existing products and services • Develop compelling new products and services for consumers

PLATFORM OF COST STRUCTURE OPTIMIZATION

AOL Inc.

Shareholder Value

Strategy

- CONTENT
- ADVERTISING
- LOCAL
- AOL SERVICES & SEARCH

Execution

Governance

Consumers and advertisers are attracted to fewer and bigger brands

- ~70% of consumers have 20 or fewer sites in their core mix
- 44% of the web audience limits their core media mix to 10 sites or less



Size of the Average Media Mix(1)
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
% of total sites visited
44%
25%
15%
17%
10 Sites or fewer
11-20 Sites
21-30 Sites
More than 30 Sites
# of sites on which consumers spend most of their time

(1) Media Mix: All sites ('domain.com') visited by an individual during a typical month
Source: Nielsen study in Sept. 2010

AOL's Strategy: Building Brands for the Digital Century

80 / 80 / 80 Philosophy: AOL's Organizing Strategy

80 INFLUENCERS	80 WOMEN	80 LOCAL
74% of all decisions are made consulting influencers	85% of household spending is controlled by women	86% of purchases are local (under 10 miles from home)
HUFFPOST	Stylelist	Patch
HUFFPOST POLITICS	HUFFPOST STYLE	mapquest
TC	KITCHEN DAILY	
engadget	GADLING	

Sources: eMarketer November & October 2010; comScore Plan Metrix December 2010

Case Study: Stylelist

Strategy for Growth

- Increase organic audience with SEO and social
- Increase video content views and ads
- Increase percentage of premium format ads
- Build out mobile web and application portfolio
- Increase advertiser base and content focus

Performance

Key Metrics	Q1 2012
YoY Revenue Growth	14%
Managed Contribution Margin	23%
YoY Avg. Monthly comScore PV Growth	+119%
YoY Avg. Monthly comScore Mobile UV Growth	+78%
% Revenue from Video	6%
% comScore entries from AOL homepages	34%

Positioning

- Stylelist is where the fashionable come for style inspiration
- Profitable, growing site focused on higher income, fashion conscious women
- Premium content integral to the AOL portal experience, which also drives significant traffic
- Top advertisers include Citigroup, P&G, Kimberly Clark, Target and WM Wrigley


stylelist
How to Beat the Winter Blues by Adding Color to Your Clothes
macys
Find Your Magic

(1) Source: comScore (March 2012) and Internal AOL Metrics

AOL has a model for creating profitable stand-alone properties with attractive margins

We believe AOL's current revenue and cost initiatives will meaningfully increase profitability

Illustrative AOL Branded Content Channel

Direct Revenue	100%
Costs[1]	80%
% Revenue	20%

- Prior to shared corporate and technology costs, many AOL properties are profitable with industry margins
- AOL believes Starboard's analysis incorrectly allocates 100% of AOL's shared corporate and technology infrastructure to one area of AOL's business

Potential Direct Revenue Less Costs[1] Margin Assuming Fixed Cost Base

Cost Reduction	Revenue Growth Rate			
	0%	5%	10%	15%
0%	20%	24%	27%	30%
5%	24%	28%	31%	34%
10%	28%	31%	35%	37%
15%	32%	35%	38%	41%

- There is significant leverage to the model when revenue grows and/or costs are reduced
- AOL is growing advertising revenue again
- AOL has a track record of expense reduction

AOL's strategy and investment is focused on increasing revenue while reducing the significant cost base we inherited

(1) Costs are prior to share corporate and infrastructure costs and include, among others: traffic acquisition, content, ad sales, direct technology and marketing expenses

AOL Inc.

Shareholder Value

Strategy

CONTENT

ADVERTISING

LOCAL

AOL SERVICES & SEARCH

Execution

Governance

AOL's Strategy: Significant Shareholder Upside

$20B Opportunity in Domestic Online Spend

Ad Spend Is Shifting Online (1)



$20B Opportunity in U.S.
8%
27%
16%
11%
43%
43%
25%
19%
8%
0.5%
Print
Radio
TV
Internet
Mobile
Time spent
Ad spend

Rich Media & Video Growing The Fastest (2)



US Video & Rich Media: 21% CAGR
16% CAGR
$32B
$40B
$47B
$53B
$58B
2011
2012E
2013E
2014E
2015E
Other Online
Video & Rich Media

Online Activity Influences Offline Action (3)



Total U.S. Retail Sales
Online Influenced Offline Purchases: 9% CAGR
4% CAGR
$155
$167
$194
$224
$256
$290
$917
$1,021
$1,115
$1,213
$1,312
$1,409
$1,475
$1,430
$1,410
$1,384
$1,483
$1,432
2009
2010
2011
2012
2013
2014
Offline Sales Not Influenced By Online Presence
Online Influenced Offline Sales
Online sales

(1) Kleiner Perkins Caufield Byers (October 2011)
(2) eMarketer (February 2012)
(3) eMarketer (March 2012); Forrester Research Inc. (2010)

AOL Strategy: Attack Growth Markets

Brand Choice	In-Market Targeting	Pages-to-Parking Lots
AOL helps advertisers drive brand choice	AOL matches advertisers with in-market intenders	AOL can drive offline commerce






GreenwichPatch

Brand Choice

- Projected US Display Advertising Sales(1) (2012): $14 billion
- Forecast year-over-year Growth: 17%

In-Market Targeting

- Projected US Behaviorally Targeted Online Ad Spend: $1.7 billion
- Forecast year-over-year Growth: 24%

Pages-to-Parking Lots

- Projected US Web-Influenced Offline Retail Sales (2012): $1.2 billion
- Forecast year-over-year Growth: 8%

(1) Includes banner, sponsorships, video, and rich media
Source: eMarketer (February 2012), Forrester Research (July 2011)

We believe AOL has some of the best and fastest growing products in the industry

Project Devil

- Devil interaction rates significantly outperform industry rich media formats
- Devil ad penetration is less than 1%. For every 1 percentage point we increase Devil penetration on AOL properties we expect to increase AOL Ad revenue by approximately $40 million



smartwater
12 05

Video

- AOL is the 6th largest video network in the U.S. [1]
- eMarketer projects >50% growth in ad spend on video in 2012 [2]
- AOL sold over 1 billion video impressions in Q1 2012 vs. ~500M impressions in Q1 2011



Aol. On
CHANNELS
TRENDING TOPICS
FACEBOOK FOUNDER CHANGES HIS STATUS TO 'MARRIED'
TOP PICKS
MUST SEE!!!
10 Things You Didn't Know About Beer
Demi's First Gig Since Rehab
Wiig's Emotional SNL Sendoff
MIB3

Source: (1) comScore (March 2012)
(2) eMarketer (February 2012)

Ad.com Group provides scale and performance for advertisers while maximizing yield for publishers

An end-to-end solution for Advertisers and Publishers

Advertising.com
comScore: a leading ad network in US, UK and Canada

Pictela
AOL's own premium ad format, IAB Portrait unit powered by Pictela technology

AOL On
Premium video channels with interactive ad units, and dynamic video formats

ADTECH
Industry-leading ad serving solutions that manage advertising campaigns across all formats.

ASL
Premium Pay-Per-Click text ad network

Q1 2010
Revenue decline of -17%

Q1 2012
Revenue growth of +23%


Advertising.com
ASL
pictela
Aol. On
ADTECH

"Third Party Strong, Momentum Continues – AOL's Third Party revenue (Ad.com, plus acquisitions) grew sequentially for the seventh straight quarter to $110.2m (+23.3% Y/Y), ahead of our $98.3m estimate."

Ross Sandler RBC Capital Markets *5/10/2012*

AOL Inc.

Shareholder Value

Strategy

CONTENT

ADVERTISING

LOCAL

AOL SERVICES & SEARCH

Execution

Governance

We believe the local advertising opportunity is massive

We believe Patch is the hyper-local platform of tomorrow solving simple problems in towns across the United States



2012
2016
$24B
$136bn
$39B
$151bn
Local Online Advertising
Local Advertising

We believe Patch positions AOL to capitalize on the explosive growth in local online advertising

Source: BIA/Kelsey Annual U.S. Local Media Forecast, 2010-2016, (March 2012)

We believe Patch is AOL's organic "game changer"

A hyper-local platform at the heart of what's working best nationally…

Patch

We believe Patch has:

- Significant existing audience reach
- Deep and broad advertiser relationships
- Tremendous data to drive performance

Remaining Investment

- AOL has made the difficult, but we believe the correct decision to invest in hyper-local through our P&L rather than through acquisition
- 2011 was the high water mark in terms of Adjusted OIBDA investment
- AOL is firmly committed to Patch run-rate profitability by Q4 2013

We believe Patch is a unique solution for local content

Patch is for…

The Consumer

- Hyper-local community platform & forum
- Professional, local journalists
- Easy-to-use self publishing functionality

The Advertiser

- A unique, targeted, attractive audience of highly-engaged users
- A flexible and powerful solution to reach local, regional and national consumers

AOL

- Local, regional and national networked platform
- Scalable technology platform
- Structured data
- An investment in the future of the internet

A hyper-local platform at the heart of what's working best nationally…



facebook
GROUPON
Patch
yelp
Google

Patch has national reach and desirable demographic

Patch's footprint is well established


14
26
15
29
73
10
74
14
62
82
50
DC – 1
135
9
57
17
59
23
29
1
11
43
19

853 Patch communities across 22 states & the District of Columbia

With a very valuable demographic…

- Reach approximately 30% of all US Retail & Food Sales (1)
- $100k+ Household Income (2)
- 58% Women; 73% Married; 42% of HHs have children (3)
- 90% Within 10 miles of Big Box Retailer (4)
- Older Patches have >80% implied penetration* *(Uvs per town/ town population)* (5)
- 73% of announcements and 69% of events are user-contributed (6)

(1) Based on Nielsen 2008 Retail Market Power Database (Census Tract Level), as analyzed and adjusted by the Company to approximate geographic areas served by individual Patches.
(2) Based on publicly available US Census data and other publicly available demographic data sources such as City-data.com and local and municipal government websites, in each case as analyzed and adjusted by the Company to approximate geographic areas served by individual Patches.
(3) Based on internal Patch data including data obtained through surveys of Patch users by the Company.
(4) Based on internal Patch model comparing geographic areas served by individual Patches with geographic location data obtained from AggData LLC for the following "big box" retailers: Best Buy, Walmart, and Target (and certain of their respective subsidiaries).
(5) Calculation based on (a) publicly available US Census data and other publicly available demographic data sources such as City-data.com and local and municipal government websites, in each case as analyzed and adjusted by the Company to approximate geographic areas served by individual Patches, and (b) internal Patch data.
(6) Based on internal Patch data obtained through Patch's content management system.

We believe Patch's audience and revenue growth has been impressive

In Just 1.5 Years Patch Has Grown its Usage From Number 10 to Number 5 in Local



12
10
8
6
4
2
0
Users
Jan-10
May-10
Oct-10
Feb-11
Jul-11
Dec-11
Apr-12
N/A
#10
#6
#4
Local Ranking

We Believe That In Just 3 Years From Inception, Patch will Generate $40-$50 Million in Revenue



$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
(Revenue In Millions)
AOL expects
$40-$50 Million
~ 165% Growth
2010
2011
2012

Source: comScore (May 2012)

Case study: Huntington, New York

Patch's goal is to be profitable in every town

Patch's focus is growing and monetizing engaged local audiences

- Launched February 2010
- Audience grows as town engaged
- Audience levels as town penetrated
- Monetization grows from merchants targeting audience platform
- Town Patch margin increases



Omniture Monthly UVs ('000)
50
45
40
35
30
25
20
15
10
5
0
(5)
(10)
(15)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
$'000 Per Month
4/1/10
6/1/10
8/1/10
10/1/10
12/1/10
2/1/11
4/1/11
6/1/11
8/1/11
10/1/11
12/1/11
2/1/12
4/1/12
Omniture UV, Excluding Staff
Revenue
In Town Managed Contribution and Loss (1)

Strategy and sources of upside

Increase Audience Engagement

- Increase visit frequency and content engagement (e.g. daily newsletters, social)
- Tools and capabilities that embed the platform further in the daily lives of town inhabitants
- Group versus individual functionality (e.g. town calendar and alerts)

Revenue and Margin Growth

- Improving content generation economics (e.g. UGC capabilities such as commenting, blogging, photos, video, fewer freelancers)
- More efficient and varied sales channels and methods (local, regional and national)
- Additional consumer and merchant products and services that monetize the audience

(1) Defined as revenue less direct costs

Patch Summary

- We believe that over the next 12 to 18 months the value of Patch will increase significantly as AOL and its shareholders reap the benefit of prior Patch investment. We believe Starboard wants to shut down Patch immediately, which represents a short-sighted view that would reduce potential shareholder returns
- We recognize that Patch is a significant investment and as a result, it is the single most scrutinized asset at AOL from a management and Board perspective
- 2011 was the high water mark for Patch in terms of investment. We expect total Patch costs will decrease year-over-year from 2011 to 2012 and again in 2013 as we continue to improve the efficiency of Patch operations
- At the same time we are reducing costs, we expect to significantly increase Patch revenue and we have publicly committed to Patch reaching run-rate profitability by the fourth quarter of 2013

We believe Patch represents an enormous opportunity. However, we are rational investors and will not continue our investment if Patch does not reach run-rate profitability by Q4 2013

AOL Inc.

Shareholder Value

Strategy

- CONTENT
- ADVERTISING
- LOCAL
- AOL SERVICES & SEARCH

Execution

Governance

We have made significant operational improvements in our subscription operations and search performance which have created significant shareholder value

Q4 2009	Today
Subscriptions:	**Subscriptions:**
• Single dial-up product with 60+ price points	• Bundled suite of services with 6 core price points
• Subscription churn at 3.0%	• Subscription churn at 1.8%
• ARPU declining	• ARPU stabilized
• Subscription revenue declining 28%	• 1,200 bps improvement in revenue trends since spin
Search & Contextual:	**Search & Contextual:**
• Inferior Search product	• Vastly better product following new Google deal
• Search & contextual revenue declining 19%	• 1,300 bps improvement in search & contextual revenue trends since spin

"The high-margin search business continues to post better-than-expected results, including growing search revenue at AOL.com... Additionally, the slower churn in its Access business is truly remarkable given the structural challenges to that business."

Ben Schachter Macquarie *5/10/2012*

AOL Inc.

Shareholder Value

Strategy

Execution

Governance

We believe AOL's Board and management have a demonstrated track record of creating and unlocking shareholder value

	2010	2011	Partial 2012
Profit Actions / Financial Results	• **Reduction of ~2,300 employees** and Sale of Dulles, VA real estate • Exited unprofitable distribution deal, significantly reducing TAC • Exited under-performing geographic markets • **$200+ million unprofitable Third Party Network revenue eliminated**	• **$500 million cost savings** relative to 2009 (excluding Patch) • **Ad sales grows again for the first time in three years** • Significant cost reduction in 2H 2011	• Revenue stabilization / improvement in all revenue trends • Costs continue to decline in Q1 2012 • **Adjusted OIBDA – lowest decline in 4 years**
Strategic / Operational Actions	• Acquisition of TechCrunch & 5min • **New Branding & Identity** • AOL Homepage & Mail relaunched • Begin Patch Rollout • **New Google Search Deal** • Enhanced Third Party Network product offering	• **Project Devil launched** • Introduced premium service bundle for subscription services • Restructured India Operations • **Acquisition of HuffPo & Go Viral** • Accelerated Patch Development • **850+ Patches** • Product Improvement: Mail & Video • Content Partnership with Everyday Health, SportingNews and Move	• Monetization significantly improved • Improved consumer experience • 6,000+ advertisers • 25 power brands • **1+ billion video impressions sold** • Meaningfully lowered search and subscription churn • Enhanced Patch product offering • **Third Party Network growing +20%**
Divestitures/ Capital Return	• **Sale of Bebo** resulted in significant tax benefit • **Sale of buy.at, ICQ, DMS** • Sold our stakes in Kayak and Brightcove	• **$250 million share repurchase authorization announced**	• **Tax Efficient Monetization of Patent Portfolio (~$1.1 billion)** • **Total Value of $1.7 billion unlocked to date** • **$210 million in share repurchases at an approximate 50% discount to the stock's recent price**

AOL is a stronger company today than in 2009

	AOL Late 2009		AOL Today
Revenue	**Q4 2009 Year-over-Year Results** Total Revenue ex-subscription declined 8% Subscription revenue declined 28% Total Revenue declined 17%		**Q1 2012 Year-over-Year Results** +3% growth in total revenue ex-subscription 1,300 basis points improvement in subscription revenue 1,300 basis points improvement in total revenue
Annual Operating Expenses (Excluding TAC & Patch)	$2.2 Billion		$1.7 Billion ($500 Million Savings)
Adjusted OIBDA	Adjusted OIBDA margin eroding by over 300 basis points a year		✓ Q1'12 Adjusted OIBDA decline of 5% is the lowest decline in 4 years ✓ Raised 2012 FY Adjusted OIBDA guidance to $350 million (ex-patent and proxy contest costs) ✓ Committed to Patch run-rate profitability by Q4 2013 ✓ Committed to AOL growing Adjusted OIBDA in 2013
Capital Returned or To Be Returned to Shareholders	None as AOL had no cash on hand, pro forma for restructuring charges		✓ $210 million in share buybacks ✓ Committed to return 100% of patent proceeds received from the $1.056 billion patent transaction ✓ $362 million of cash on hand as of Q1 2012

AOL reduced its expense base by $0.5 billion or 23%

Intense, ongoing cost review process and accountability throughout the organization

Annual Operating Expense Reduction



Δ = $0.5 billion savings
Adj. OIBDA Expenses
$2.5
2.0
1.5
1.0
0.5
0.0
$2.2bn
$1.7bn
$1.9bn
Patch
$1.6bn
$1.7bn
$1.7bn
2009
2010
2011
2012 (1)

Headcount Reduction (excl. Patch)



8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Δ = 37%
6,700
4,250
4,072
2009
2011(2)
Q1 2012

Key Actions

- ✓ Cost reductions have been a significant part of the AOL turnaround. We reduced costs by $0.5 billion in 2010.
- ✓ After completing acquisition integration in early 2011, we have reduced costs from Q2 2011 to Q1 2012 by a $140 million annual run-rate

Note: $ in billions
(1) 2012 run rate based on AOL's Q1 expense rate
(2) Huffington Post & goviral acquisitions

Wall Street analyst perspectives support our progress

Clay Moran **Benchmark**	"AOL is a turn-around story with a solid balance sheet, positive cash flow, a recognized brand, and a sizable user base... AOL's new management is streamlining operations, building its advertiser base, and focusing on domestic display, a fragmented and growing segment of online advertising." *5/9/2012*
Peter Stabler **Wells Fargo**	"We believe AOL continues to make progress on designing a portfolio of products capable of reversing declining traffic trends and increasing advertising sales." *5/10/2012*
Ben Schachter **Macquarie**	"Giving credit where credit is due. Tim Armstrong and his team at AOL deserve a lot of credit for the 1Q results and the 2012 OIBDA guidance..." "... The high-margin search business continues to post better-than-expected results, including growing search revenue at AOL.com. The ad network business is also outperforming, even as it improves margins. Additionally, the slower churn in its Access business is truly remarkable given the structural challenges to that business." *5/10/2012*
Tom Forte **Telsey**	"We argue that AOL is taking the right steps to turn the segment around by focusing on core brands with the best value proposition to advertisers, thereby improving monetization and yield on inventory." *5/10/2012* "All told, we think there is a disconnect between what Patch can achieve and the Street's financial outlook which carries significant skepticism. Should Patch revenue scale as we forecast, we expect significant value to be unlocked in AOL shares." *3/26/2012*
Laura Martin **Needham**	"On the local side, AOL, through its Patch product, is well positioned to monetize local merchants ad spending ... We think the upside here could be enormous." *5/9/2012*
Anthony DiClemente **Barclays**	"Fundamental business trends continue to improve as AOL reported a third consecutive strong quarter, with 1Q12 marking the fourth straight quarter of global ad revenue growth, while Access subscriber churn was the lowest in 7 years." *5/10/2012*

AOL Inc.

Shareholder Value

Strategy

Execution

Governance

We believe AOL's Board has unique and relevant public company experience

Media



Tim Armstrong

- Chairman & CEO, AOL Inc.
- *Director since December 2009*

Google · Snowball (Snowball.com, Inc.) · abc / ESPN Internet Ventures



Alberto Ibargüen

- President and CEO, John S. and James L. Knight Foundation
- *Director since January 2011*

AMR · The Miami Herald · PEPSICO



Susan Lyne

- Chair, Gilt Groupe, Inc.
- *Director since December 2009*

PREMIERE · Martha Stewart Living Omnimedia · The Walt Disney Company · abc entertainment · GILT GROUPE · News Corporation



Patricia Mitchell

- President and CEO, The Paley Center for Media
- *Director since December 2009*

Bank of America · PBS · Sun microsystems

Finance



Fredric Reynolds

- Retired EVP and CFO, CBS Corporation
- *Lead Independent Director*
- *Director since December 2009*

Westinghouse · VIACOM · CBS · Kraft foods · Reader's Digest



Karen Dykstra

- Former COO and CFO, Plainfield Direct Inc.
- Former CFO, Automatic Data Processing, Inc.
- *Director since December 2009*

Gartner · CRANE · ADP

Marketing



James Stengel

- President and CEO, The Jim Stengel Company, LLC
- Former Global Marketing Officer, The Procter & Gamble Company
- *Director since December 2009*

MOTOROLA · P&G · MOTOROLA MOBILITY

Technology



Richard Dalzell

- Former SVP and Chief Information Officer, Amazon.com, Inc.
- *Director since December 2009*

amazon.com · Walmart

Represents directors targeted by Starboard

AOL believes Starboard's nominees would decrease the Board's level of industry expertise, public company experience and diversity

Alberto Ibargüen
President & CEO of John S. & James L. Knight Foundation



- Extensive experience in media, journalism, and financial matters gained through his current role and in various positions at Knight-Ridder, Inc. and on on the Audit Committees of PepsiCo, Inc. and AMR Corp.
- Significant public company board experience
- Joined the AOL Board only 18 months ago

Patricia Mitchell
President & CEO of The Paley Center for Media



- Extensive experience in media, telecommunications and broadcasting gained from her current role as well as her former role as President and CEO of the Public Broadcasting Service.
- Significant public company board experience
- Joined the AOL Board in December 2009

James Stengel
President & CEO, The Jim Stengel Company, LLC



- Extensive experience in branding and marketing, having served as the Global Marketing Officer of Procter & Gamble Company
- Significant public company board experience
- Joined the AOL Board in December 2009

Dennis Miller
Consultant to Lionsgate Entertainment



- No public company board experience at a company with greater than $500 million in revenue

James Warner
Principal of Third Floor Enterprises



- No public company experience at a company with greater than $100 million in revenue

Jeffrey Smith
Co-Founder & CEO of Starboard Value



- No significant public company operating experience
- No significant internet or media experience

Alberto Ibargüen: Leading Media Industry and Local News Expert / Fortune 500 Company Board Member



Alberto Ibargüen
President & CEO of John S. & James L. Knight Foundation

- Expertise in local media and journalism
- Extensive public company board experience

- Former Publisher of The Miami Herald, one of the most profitable newspapers in the U.S. during his tenure during which time the publication won three Pulitzer Prizes
- Current Board member of PepsiCo Inc.
- Current Board member of AMR Corp. (American Airlines)
- Founding Chairman and current Board member of the World Wide Web Foundation
- Current Board member of the Council on Foreign Relations
- Former member of Advisory Committee of the Public Company Accounting Oversight Board
- Former Board member of ProPublica
- Former Chairman of the Board of Directors PBS

Dennis Miller
Consultant to Lionsgate Entertainment



- No public company board experience at a company with greater than $500 million in revenue

James Warner
Principal of Third Floor Enterprises



- No public company experience at a company with greater than $100 million in revenue

Jeffrey Smith
Co-Founder & CEO of Starboard Value



- No significant public company operating experience
- No significant internet or media experience

James Stengel: Leading Global Advertising Expert



James Stengel
President and CEO,
The Jim Stengel Company, LLC
Named to Fortune magazine's "Executive Dream Team"

- Extensive experience in branding and marketing
- Significant public company board experience

- Former Global Marketing Officer of Procter & Gamble Company
- Current Board member of Motorola Mobility
- Former Board member of Motorola Inc.
- Former Board member of the Ad Council
- Former Chairman of the Association of National Advertisers
- Former Chairman of American Advertising Federation Hall of Fame
- Recognized as a "Power Player" by Advertising Age in 2003, 2004 and 2006 and 2007
- Recognized as Grand Marketer of the Year by Brandweek magazine

Dennis Miller
Consultant to Lionsgate Entertainment



- No public company board experience at a company with greater than $500 million in revenue

James Warner
Principal of Third Floor Enterprises



- No public company experience at a company with greater than $100 million in revenue

Jeffrey Smith
Co-Founder & CEO of Starboard Value



- No significant public company operating experience
- No significant internet or media experience

Patricia Mitchell: Industry Leader in Media & Content



Patricia Mitchell
President & CEO of
The Paley Center for Media
Named "One of the most influential female executives in media" by Hollywood Reporter

- Extensive expertise and experience in the entertainment industry, telecommunications and broadcasting
- Extensive public company Board experience

- Former President and CEO of Public Broadcasting Service, Inc.
- Former President Turner Original Productions
- Former President, Time, Inc.- CNN Productions
- Creator, Producer, Host, Woman to Woman
  The first nationally syndicated television show hosted and produced by a woman
- Former Board member of Sun Microsystems, Inc.
- Former Board member of Bank of America Corporation Inc.
- Her work has garnered thirty-seven Emmy Awards, five Peabody Awards, and two Academy Award nominations.
- Winner of Women in Cable and Telecommunications Woman of the Year Award

Dennis Miller
Consultant to Lionsgate Entertainment



- No public company board experience at a company with greater than $500 million in revenue

James Warner
Principal of Third Floor Enterprises



- No public company experience at a company with greater than $100 million in revenue

Jeffrey Smith
Co-Founder & CEO of Starboard Value



- No significant public company operating experience
- No significant internet or media experience

AOL is actively seeking new Board members, but believes
Starboard's slate will damage the Company

- **Negative impact on employee morale resulting in employee departures** – We believe Starboard has already caused talent departures based on their attack of our core business and strategy

- **Negative impact on advertiser relationships with AOL** – AOL has spent over two years rebuilding and improving relationships with advertisers who we believe are attracted to and invested in AOL's strategy. We believe a departure from that course could lead to advertisers spending less with AOL

- **Negative impact on the strength of AOL's current Board** – The three AOL Board members targeted by Starboard are diverse in culture and experience which aligns perfectly with AOL's strategy. We believe Starboard's slate neither replaces that diversity and experience nor adds any unique skill or experience the Board does not already have

- **Negative impact on shareholders** – We believe shareholders know well the impacts a dysfunctional Board can have on shareholder value. AOL believes its Board is highly functional and has been a driver of significant change

Summary

AOL's continued focus on maximizing shareholder value

AOL Management and Board's Next Steps For Value Creation:

- Return 100% of the patent transaction proceeds to shareholders
- Grow Adjusted OIBDA in 2013 – This would be the first time AOL has grown Adjusted OIBDA in 6 years
- Continue to aggressively manage expenses, while investing for the future
- Bring Patch to run-rate profitability in the fourth quarter of 2013
- Create significant future earnings leverage through AOL stock buyback
- Continue to maximize the value of its asset portfolio
- Add two new highly qualified directors in the next 12 months
- Organize by and report on operating segments by the end of 2012

Conclusion

We believe:

- AOL's stock is a top performing stock in our industry year-over-year and year-to-date
- AOL's stock is up 166% since its low as a direct result of the actions taken by AOL's management and Board
- AOL has made significant operational and financial progress since spinning off from Time Warner only two and a half years ago
- AOL has a clear, concise, and publicly communicated growth strategy and is on track to meet our strategic goals
- AOL's Board nominees are diverse and have significant operational, financial and public board experience in AOL's areas of strategic focus
- The dissident slate does not have a long-term strategy or relevant industry experience
- All of AOL's senior management and directors own stock in the company and AOL's Chairman and CEO is the single largest individual investor in the company

Appendix

Reconciliation of Non-GAAP Measures (1)

(in millions)	2011					2012
	Three months ended				Year ended	Three months ended
Adjusted operating income before depreciation and amortization (OIBDA): (2)	Mar 31	Jun 30	Sep 30	Dec 31	Dec 31	Mar 31
Operating income (loss)	$(11.8)	$(5.8)	$8.6	$54.8	$45.8	$31.4
Add: Depreciation	44.4	42.4	38.3	35.8	160.9	36.1
Add: Amortization of intangible assets	24.2	26.7	22.6	18.5	92.0	9.8
Add: Restructuring costs	27.8	0.6	7.1	2.8	38.3	7.4
Add: Equity-based compensation	10.4	11.0	10.3	10.8	42.5	8.6
Add: Asset impairments and write-offs	1.5	2.7	0.9	2.5	7.6	0.9
Add: Losses/(gains) on disposal of consolidated businesses, net	1.6	-	-	-	1.6	-
Add: Losses/(gains) on other asset sales	1.0	(1.0)	(0.6)	(0.6)	(1.2)	(0.4)
Adjusted OIBDA	$99.1	$76.6	$87.2	$124.6	$387.5	$93.8
Free Cash Flow: (3)						
Cash provided by continuing operations	$4.0	$109.9	$82.5	$99.6	$296.0	$19.9
Less: Capital expenditures and product development costs	34.2	19.7	14.0	14.4	82.3	15.0
Less: Principal payments on capital leases	11.3	13.0	12.1	12.6	49.0	14.4
Free Cash Flow:	$(41.5)	$77.2	$56.4	$72.6	$164.7	$(9.5)

(1) This schedule includes the financial measures Adjusted OIBDA and Free Cash Flow, which are non-GAAP financial measures. These measures may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP).

(2) We define Adjusted OIBDA as operating income before depreciation and amortization excluding the impact of restructuring costs, noncash equity-based compensation, gains and losses on all disposals of assets (including those recorded in costs of revenues) and noncash asset impairments. We consider Adjusted OIBDA to be a useful metric for management and investors to evaluate and compare the performance of our business on a consistent basis across reporting periods, as it eliminates the effect of noncash items such as depreciation of tangible assets, amortization of intangible assets that were primarily recognized in business combinations and asset impairments and write-offs, as well as the effect of restructurings and gains and losses on asset sales, which we do not believe are indicative of our core operating performance. We exclude the impacts of equity-based compensation to allow us to be more closely aligned with the industry and analyst community.
A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business or the current or future expected cash expenditures for restructuring costs. The Adjusted OIBDA measure also does not include equity-based compensation, which is and will remain a key element of our overall long-term compensation package. Moreover, the Adjusted OIBDA measures do not reflect gains and losses on asset sales or impairment charges related to goodwill, intangible assets and fixed assets which impact our operating performance. We evaluate the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.

(3) We define Free Cash Flow as cash provided by continuing operations, less capital expenditures and product development costs and principal payments on capital leases. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the continuing business that, after capital expenditures and product development costs and principal payments on capital leases, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation on the use of this metric is that Free Cash Flow does not represent the total increase or decrease in cash for the period because it excludes certain non-operating cash flows and the results of discontinued operations.